UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2016

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, CT 06901

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

As previously disclosed, on December 1, 2016, a wholly-owned subsidiary of Information Services Group, Inc. (“ISG” or the “Company”) executed an Agreement and Plan of Merger (the “Merger Agreement”), by and among Alsbridge Holdings, Inc., a Delaware corporation (“Alsbridge”), ISG Information Services Group Americas, Inc., a Texas corporation (“Parent”), Gala Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Acquisition Sub”), and LLR Equity Partners III, L.P., solely in its capacity as representative of the equityholders of Alsbridge, pursuant to which Acquisition Sub merged with and into Alsbridge with Alsbridge becoming an indirect wholly-owned subsidiary of ISG (the “Merger”).  On December 2, 2016, representatives of Information Services Group, Inc. (“ISG” or the “Company”) and Alsbridge Holdings, Inc. (“Alsbridge”) held a teleconference which was webcast to discuss the transaction. The Company is furnishing the slide presentation, which it used on the teleconference and webcast, and which it may use from time to time in presentations related to the transaction.  The slides are “furnished” pursuant to Item 7.01 of the Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the registrant specifically incorporates them by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act.  By filing this Current Report and furnishing this information, the registrant makes no admission as to the materiality of the information included in the slides. The registrant undertakes no duty or obligation to publicly update or revise the information included in the slides, although it may do so from time to time as the Company’s management believes is warranted. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosure. The Company will make copies of the slides available for viewing at www.isg-one.com, although the Company reserves the right to discontinue that availability at any time. A copy of the investor presentation is attached hereto as Exhibit 99.1.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Current Report contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning the acquisition of Alsbridge and other future events and their potential effects on ISG and Alsbridge. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those risk and uncertainties include, without limitation: (1) the ability to successfully combine the businesses of ISG and Alsbridge; (2) operating costs and business disruption following the acquisition, including adverse effects on relationships with employees; (3) diversion of management time on acquisition related issues; (4) reaction of Alsbridge customers to the transaction; (5) retention of key employees following closing; and (6) general economic conditions.  Those risks and uncertainties also relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and Alsbridge and their respective subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and Alsbridge and their respective subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; and (12) ability to successfully consummate or integrate strategic acquisitions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission.  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits.

99.1                        Investor Presentation, dated December 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2016	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Investor Presentation, dated December 2, 2016